UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street 50th Floor, Suite 5000
Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Financial Officer

On February 25, 2026, Gregory Giometti, the Interim Chief Financial Officer of Alight, Inc. (the “Company”), advised the Company that he would be leaving Alight to pursue other opportunities and agreed with the Company that he would continue to serve as the Company’s Interim Chief Financial Officer until May 8, 2026 (or such earlier date a permanent Chief Financial Officer is appointed) to assist with the transition of his responsibilities as the Company continues with its well-advanced search for an external candidate to serve as the Company’s Chief Financial Officer. The Company expects to announce a new Chief Financial Officer in the coming weeks and, once announced, Mr. Giometti will work to ensure a smooth transition. In recognition of Mr. Giometti’s assistance in the transition, the Company has agreed to allow him to retain a $190,000 retention bonus payment that was made to him in 2025 before he took on the role of Interim Chief Financial Officer, which he would otherwise be required to repay to the Company if he left the Company prior to June 30, 2026.

Mr. Giometti’s decision to leave the Company was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s accounting practices or financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date: February 27, 2026	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary